As filed with the Securities and Exchange Commission on February 26, 1998
                                                       Registration No. 33-61914
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                       SPELLING ENTERTAINMENT GROUP INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                59-0862100
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                            5700 Wilshire Boulevard
                         Los Angeles, California 90036
                                 (213) 965-5700
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------
            SPELLING ENTERTAINMENT GROUP INC. 1987 STOCK OPTION PLAN
                            (Full Title of the Plan)
                             ----------------------
                               Sally Suchil, Esq.
     Senior Vice President - General Counsel, Secretary and Administration
                       Spelling Entertainment Group Inc.
                            5700 Wilshire Boulevard
                         Los Angeles, California 90036
                                 (213) 965-5700
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                             ----------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================

Title of Each Class of Securities to be     Amount to be         Proposed Offering          Proposed Maximum           Amount of
 Registered                                Registered/(1)/        Price Per Share       Aggregate Offering Price    Registration Fee

-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value               5,000,000            $--- /(2)/                   $--- /(2)/            $--- /(2)/
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                               $     0.00
===================================================================================================================================

(1) Represents the aggregate number of shares either issued or reserved for issuance upon the exercise of options granted pursuant to the Spelling Entertainment Group Inc. 1987 Stock Option Plan.
(2) Pursuant to Rule 457(h)(3), no additional fee is payable since these shares, which may be offered for resale, are the same shares that were registered pursuant to the Registrant's two Registration Statements on Form S-8 (Nos. 61914 and 24650, respectively), and for which registration fees in the amounts of $7,500 and $726, respectively, were paid.

==============================================================================

     Prospectus relating to two Registration Statements: As authorized by Rule 429 under the Securities Act of 1933, as amended, this Registration Statement constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (No. 61914) and Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-8 (No. 24650) relating to shares of Common Stock of the Registrant reserved for issuance upon exercise of stock options granted pursuant to the Spelling Entertainment Group Inc. 1987 Stock Option Plan.

                             INTRODUCTORY STATEMENT

     A Registration Statement on Form S-8 (No. 33-24650) (the "1988 Registration Statement") was filed on September 18, 1988 to register 1,000,000 shares of Common Stock of Spelling Entertainment Group Inc. (the "Company") issuable upon the exercise of options that might be granted under the Spelling Entertainment Group Inc. 1987 Stock Option Plan (the "Plan"). A second Registration Statement on Form S-8 (No. 33-61914) (the "1993 Registration Statement") was filed on April 30, 1993 to register 4,000,000 additional shares of Common Stock of the Company issuable upon the exercise of options that might be granted under the Plan.

     This Post-Effective Amendment No. 1 to the 1993 Registration Statement, which also constitutes Post-Effective Amendment No. 2 to the 1988 Registration Statement (the "Amendment"), contains a reoffer prospectus covering up to 5,000,000 shares of Common Stock of the Company that may be acquired pursuant to the terms of the Plan by certain officers and directors of the Company who may be deemed to be affiliates of the Company (the "Selling Shareholders"), and who may sell all or a portion of the shares of Common Stock issued upon the exercise of options granted under the Plan.

     This Amendment is also being filed to include as an exhibit the amended Spelling Entertainment Group Inc. 1987 Stock Option Plan.

                       SPELLING ENTERTAINMENT GROUP INC.

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                        FORM S-8 REGISTRATION STATEMENT


          Cross-Reference Sheet Showing Location in Reoffer Prospectus of Information Required by Items in Part I of Form S-3

               Form S-3 Registration Statement
                       Item and Heading                           Heading in Prospectus
               -------------------------------                    ---------------------
 1.   Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus.............. Facing Page; Cross Reference Sheet;
                                                           Outside Front Cover Page of
                                                           Prospectus; Additional Information

 2.   Inside Front and Outside Back Cover Pages of
      Prospectus.......................................... Inside Front and Outside Back Cover
                                                           Pages of Prospectus

 3.   Summary Information, Risk Factors and Ratio of
      Earnings to Fixed Charges........................... The Company; Not Applicable

 4.   Use of Proceeds..................................... Use of Proceeds

 5.   Determination of Offering Price..................... Outside Front Cover Page of
                                                           Prospectus

 6.   Dilution............................................ Not Applicable

 7.   Selling Security Holders............................ Selling Shareholders

 8.   Plan of Distribution................................ Outside and Inside Front Cover Pages
                                                           of Prospectus; Plan of Distribution

 9.   Description of Securities to be Registered.......... Outside Front Cover Page of
                                                           Prospectus

10.   Interests of Named Experts and Counsel.............. Legal Matters; Experts

11.   Material Changes.................................... Not Applicable

12.   Incorporation of Certain Information by
      Reference........................................... Incorporation of Certain
                                                           Information by Reference

13.   Disclosure of Commission's Position on
      Indemnification for Securities Act Liabilities...... Not Applicable

                                     PART I

PROSPECTUS

                       SPELLING ENTERTAINMENT GROUP INC.

                         COMMON STOCK, $.001 PAR VALUE

     This Prospectus covers up to 5,000,000 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of Spelling Entertainment Group
Inc., a Delaware corporation (the "Company").   The Shares have been or may be
acquired by certain officers and directors (the "Selling Shareholders"), who may be deemed to be affiliates of the Company, pursuant to the terms of the Spelling Entertainment Group Inc. 1987 Stock Option Plan (the "Plan"). The Company will receive no part of the proceeds of sales by such persons. All expenses incurred in connection with this offering will be borne by the Company.

     The Company has been advised by the Selling Shareholders that they may sell all or a portion of the Shares offered hereby from time to time on the U.S. securities exchanges on which the Common Stock is traded at prices prevailing at the time of such sales. The Selling Shareholders may also make private sales at negotiated prices directly or through a broker or brokers. The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") and the Pacific Exchange ("PE").

                              ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ______________________________

                 The date of this Prospectus is ____ __, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains all electronically filed reports, proxy and information statements and other information regarding the Company. In addition, material filed by the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the PE, 301 Pine Street, San Francisco, California 94104.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company has filed with the Commission (i) a Registration Statement on Form S-8, SEC File No. 33-24650 (the "1988 Registration Statement"), and (ii) a Registration Statement on Form S-8, SEC File No. 33-61914 (the "1993 Registration Statement") under the Act with respect to the Shares offered hereby. The contents of both the 1988 Registration Statement and the 1993 Registration Statement are hereby incorporated herein by reference.

     The following documents and any amendments thereto filed by the Company with the Commission under the Exchange Act are incorporated by reference in this
Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997;

     (c) The Company's Proxy Statement dated April 11, 1997 with respect to its Annual Meeting of Shareholders held on May 21, 1997;

     (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

     (e) A description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under Section 12 of the Exchange Act, dated April 17, 1972.

     All documents and any amendments thereto subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy (without exhibits) of any and all information incorporated by reference in this Prospectus. Requests for such copies should be directed to Sally Suchil, Senior Vice President-General Counsel, Secretary and Administration, Spelling Entertainment Group Inc. (i) if by telephone to (213) 965-5700 and (ii) if by mail to 5700 Wilshire Boulevard, Los Angeles, California 90036.

                                  THE COMPANY

     Spelling Entertainment Group Inc. (the "Company" or the "Registrant") is a producer and distributor of television series, mini-series, movies-for-television, and feature films (collectively referred to hereinafter as "entertainment product"). The Company has an extensive library of entertainment product, which it distributes worldwide. The Company also licenses and otherwise exploits ancillary rights in entertainment product, such as music and merchandising rights. The Company's principal operating subsidiaries include:
Spelling Television Inc.; Big Ticket Television Inc.; Spelling Films Inc.; Republic Entertainment Inc.; Worldvision Enterprises, Inc.; and Hamilton Projects, Inc.

     On February 20, 1997 the Company announced its intention to dispose of Virgin Interactive Entertainment Limited ("VIE") which produces and markets interactive video games. VIE is presented as a discontinued operation in the Company's financial statements.

     The Company was incorporated in Delaware on April 6, 1995. The business of the Company was previously conducted by Spelling Entertainment Group Inc., a Florida corporation (the "Florida Corporation"). On May 26, 1995 the Florida Corporation merged into the Company. Such merger did not involve any change in the business, properties or management of the Company.

     As used herein, the terms "Company" and "Registrant" refer to Spelling Entertainment Group Inc. and its subsidiaries and affiliates unless otherwise noted. The Company's principal executive offices are located at 5700 Wilshire Boulevard, Los Angeles, California 90036 (telephone: (213) 965-5700).

                                USE OF PROCEEDS

     If any of the Shares are resold by the Selling Shareholders, the Company would receive no proceeds from any such sale. The Shares would be offered for the respective accounts of the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information as of the date of this Prospectus with respect to the Selling Shareholders. A Prospectus supplement will be prepared setting forth additional required information as such information becomes available. The address of each Selling Stockholder is 5700 Wilshire Boulevard, Los Angeles, California 90036.

                                                 SHARES TO BE
                NUMBER OF                        BENEFICIALLY
 NAME OF        SHARES                       OWNED AFTER SALE (1)
 BENEFICIAL     BENEFICIALLY    SHARES TO   -----------------------
 OWNER          OWNED (1)(2)    BE SOLD     NUMBER      PERCENT (3)
 -----          ------------    -------     ------      -----------


---------------------------
(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all Shares owned by such individual.

(2) Shares shown in this column include shares of Common Stock currently owned, Shares issuable pursuant to presently exercisable options and Shares issuable pursuant to options which are exercisable within 60 days of the date of this Prospectus.

(3) Based upon 91,030,567 shares of Common Stock outstanding as of February 17, 1998, plus shares of Common Stock issuable pursuant to options held by the particular Selling Shareholder. Percentages shown after sale are based upon all Shares registered hereunder being sold.

                              PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of the shares offered hereby from time to time on the NYSE or the PE and that sales will be made at prices prevailing at the times of such sales. The Selling Shareholders may also make private sales directly or through a broker or brokers. The Selling Shareholders will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. In connection with any sales, any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     The Company has informed the Selling Shareholders that the anti-manipulative rules set forth in Regulation M of the Exchange Act may apply to their sales in the market and has furnished each Selling Shareholder with a copy of said Regulation.

     There is no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them.

     The Company will pay all expenses incident to the offering and sale of the Common Stock to the public other than brokerage commissions which will be paid by the Selling Shareholders.

                                 LEGAL MATTERS

     Sally Suchil, Esq., Senior Vice President - General Counsel, Secretary and Administration of the Company has rendered an opinion stating that under applicable state law the shares of Common Stock to which the Prospectus relates will be, when issued, validly issued, fully paid and nonassessable. Ms. Suchil holds options to acquire 105,000 shares of Common Stock as of February 17, 1998, and is a participant in the Company's 401(k) Plan pursuant to which matching contributions by the Company are made in Common Stock.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, in reliance upon the report of Price Waterhouse LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

================================================================================

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS (INCLUDING ANY PROSPECTUS SUPPLEMENT) IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY ANY UNDERWRITER OR BY THE SELLING SHAREHOLDERS. THIS PROSPECTUS (INCLUDING ANY PROSPECTUS SUPPLEMENT) DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                                   ----------



                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................   2
Incorporation of Certain
 Information by Reference..................................................   2
The Company................................................................   3
Use of Proceeds............................................................   3
Selling Shareholders.......................................................   4
Plan of Distribution.......................................................   4
Legal Matters..............................................................   5
Experts....................................................................   5


                                   ----------


  SPELLING ENTERTAINMENT GROUP INC. HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 WITH RESPECT TO THE SHARES OFFERED HEREBY.

  THIS PROSPECTUS OMITS CERTAIN INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. THE INFORMATION OMITTED MAY BE OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION UPON PAYMENT OF THE REGULAR CHARGE THEREFOR.

================================================================================

                       SPELLING ENTERTAINMENT GROUP INC.


                               5,000,000 SHARES
                                OF COMMON STOCK,
                                $.001 PAR VALUE


                                 ______________

                                   PROSPECTUS
                                 ______________



                                 ____ __, 1998

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, and any amendments thereto, filed by Spelling Entertainment Group Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of filing such documents.

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

     (c) a description of the Company's Common Stock, $.001 par value (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such restriction.

     All documents and any amendments thereto subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is also incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Sally Suchil, Esq., Senior Vice President - General Counsel, Secretary and Administration of the Company has rendered an opinion stating that under applicable state law the shares of Common Stock to which the Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable. Ms. Suchil holds options to acquire 105,000 shares of Common Stock as of February 17, 1998, and is a participant in the Company's 401(k) Plan pursuant to which matching contributions by the Company are made in Common Stock.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Under the Delaware General Corporation Law (the "Delaware Law"), the Registrant has broad powers to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees and disbursements) and any liability or loss that they may incur in such capacities. The Registrant's Certificate of Incorporation (the "Certificate") provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. Persons who are not directors or officers of the Registrant may be similarly indemnified in respect of service to the Registrant, or to any other entity at the request of the Registrant, to the extent that the Board of Directors at any time specifies that such persons are entitled to the benefits provided by the Certificate.

     The Certificate permits indemnification whether the basis of a proceeding is an alleged action in the official capacity or in any other capacity while serving as an officer or director. The Certificate is limited, however, by reference to the Delaware Law, which specifically limits indemnification in the case of derivative suits (suits brought in the name of and on behalf of the Registrant) to the payment of expenses if the person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Registrant. If a person is adjudged liable to the Registrant in a derivative suit (but not in other suits), no indemnification payments may be made unless a court determines otherwise.

     The Certificate provides that expenses are to be advanced prior to the final disposition of a proceeding upon the receipt by the Registrant of a satisfactory undertaking that the director or officer will repay such advance if he or she is ultimately found not to be entitled to indemnification. The Certificate also provides that the right to indemnification under the Certificate is not an exclusive right; therefore, the Registrant may provide other indemnification, if appropriate. The right to indemnity and to receive advances continues as to a director or officer after such person has ceased to hold office with the Registrant.

     The Certificate further permits the Registrant, as provided in the Delaware Law, to purchase directors' and officers' liability insurance. The Registrant may also establish a trust fund to ensure payments of indemnification claims. The indemnification rights provided by the Certificate are contract rights which may not be eliminated by the Registrant after the fact. The Certificate permits a person entitled to indemnity to bring an action in court to obtain such indemnity and provides that, in any such suit, the court will not be bound by a decision of the Board of Directors, independent counsel or shareholders that such person is not entitled to indemnification.

     Furthermore, the Certificate, in general, eliminates the personal liability of each of the directors of the Registrant (but not a director acting in another capacity, such as an officer or employee) to the Registrant or its shareholders for monetary damages for breach of a director's fiduciary duty of care. Except as described below, the effect of such provisions is to protect directors for all of their business decisions, including those later found by a court to have been negligent or grossly negligent. It does not eliminate or limit, however, the liability of a director for (i) a breach of such director's duty of loyalty to the Registrant or its shareholders; (ii) acts or omissions not in good faith;
(iii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iv) willful or negligent conduct in connection with the payment of illegal dividends, or unlawful stock repurchases or redemptions; or
(v) any transaction from which such director derives an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8.  EXHIBITS.

       2.1 Certificate of Merger merging Spelling Entertainment Group Inc. with and into Spelling Merger Corporation (incorporated by reference to Exhibit 2.1 to Registrant's Form 10-K for fiscal year ended December 31, 1995)

       3.1 Certificate of Incorporation of Registrant (incorporated by reference to Spelling Entertainment Group Inc.'s Notice of Annual Meeting and Proxy Statement dated April 14, 1995)

       3.2 Bylaws of Registrant (incorporated by reference to Spelling Entertainment Group Inc.'s Notice of Annual Meeting and Proxy Statement dated April 14, 1995)

       5.1  Opinion of Counsel*

       23.1 Consent of Independent Accountants*

       23.2 Consent of Counsel (included in Exhibit 5.1)*

       24.1 Powers of attorney (included in the signature page)*

       99.1 Spelling Entertainment Group Inc. 1987 Stock Option Plan*

_____________________________

*Filed herewith.


ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-
     K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
     (iii) to include any material
     information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) To deliver or cause to be delivered with the Prospectus to each employee and director to whom the Prospectus is sent or given a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee or director otherwise has received a copy of such report, in which case the Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee or director. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period that annual report for the last fiscal year will be furnished to each such employee and director.

          (3) To transmit or cause to be transmitted to all employees and directors participating in the plans who do not otherwise receive such material as shareholders of the Registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

          (4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 26th day of February, 1998.


                                    SPELLING ENTERTAINMENT GROUP INC.



                                    By:  /s/  Peter H. Bachmann
                                         ----------------------------
                                         Peter H. Bachmann
                                         President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter H. Bachmann and Ross G. Landsbaum, and each of them, his attorney-in-fact, with full power of substitution in any and all capacities, to sign any additional post-effective amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                           Date
---------                   -----                           ----

/s/ Sumner M. Redstone      Chairman of the Board           February 26, 1998
-----------------------     of Directors
Sumner M. Redstone



/s/ Aaron Spelling          Vice Chairman of the Board      February 26, 1998
-----------------------     of Directors
Aaron Spelling



/s/ Peter H. Bachmann       President                       February 26, 1998
-----------------------     (Principal Executive Officer)
Peter H. Bachmann

/s/ James J. Miller         Vice President and Controller   February 26, 1998
-----------------------     (Principal Financial and
James J. Miller             Accounting Officer)




/s/ Phillipe P. Dauman      Director                        February 26, 1998
-----------------------
Phillipe P. Dauman



/s/ Thomas E. Dooley        Director                        February 26, 1998
-----------------------
Thomas E. Dooley



/s/ William N. Haber        Director                        February 26, 1998
-----------------------
William N. Haber



/s/ John L. Muething        Director                        February 26, 1998
-----------------------
John L. Muething

                                 EXHIBIT INDEX


                                                                      SEQUENTIAL
NUMBER       EXHIBIT                                                  PAGE NO.
------       -------                                                  --------

5.1          Opinion of  Counsel.
23.1         Consent of Independent Accountants.
23.2         Consent of Counsel (included in Exhibit 5.1).
99.1         Spelling Entertainment Group Inc.
               1987 Stock Option Plan.